UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 17, 2018

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On September 17, 2018, Dynavax Technologies Corporation (the "Company") entered into an Office/Laboratory Lease (the “Lease”) with Emery Station West, LLC (“Landlord”) for office and laboratory space located at 5959 Horton Street, Emeryville, California (the “Premises”). The purpose of the Lease is to replace the Company’s current leased premises at 2929 Seventh Street, Berkeley, California (the “Current Premises”). The Premises and the Current Premises both are leased from entities affiliated with Wareham Development. The Company intends to move its corporate headquarters to the Premises in the second quarter of 2019.

Under the terms of the Lease, starting on the earlier of the Company’s commencement of its business operations at the Premises or April 1, 2019 (the “Commencement Date”), the Company will lease approximately 75,662 square feet in the Premises (the “Rented Area”) at the rate of $4.75 (the “Base Rate”) multiplied by the Rented Area paid on a monthly basis. The Base Rate is subject to scheduled annual increases, and the Company is also responsible for certain operating expenses and taxes throughout the life of the Lease. Pursuant to a Workletter entered into in connection with the Lease, the Landlord will provide a tenant improvement allowance of up to $110 per rentable square foot of the Premises.

The Lease will continue until the end of the 144th full calendar month following the Commencement Date. The Company has the option to extend the Lease for two successive five-year terms.

The foregoing description of the terms of the Lease does not purport to be complete, and is qualified in its entirety by reference to the Lease, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2018.

Item 1.02.    Termination of a Material Definitive Agreement

In connection with the Company’s execution of the Lease, on September 17, 2018, the Company entered into a Lease Termination Agreement (the “Lease Termination”) with 2929 Seventh St., LLC (the “Current Landlord”) concerning the Current Premises. Under the Lease Termination, the lease relating to the Current Premises will terminate effective as of the date the Company vacates the Current Premises. The rent payable to the Current Landlord is subject to a “hold-over” increase should the Company not vacate the Current Premises prior to July 31, 2019.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: September 21 , 2018	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Vice President and General Counsel